UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01par value per share	WLFC	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2019, Willis Lease Finance Corporation, (“WLFC,” or the “Borrower”) entered into a Fourth Amended and Restated Credit Agreement dated as of June 7, 2019 (the “Credit Facility”).  This $1.0 billion revolving credit facility has an accordion feature up to $1.3 billion and is provided by a syndicate of seventeen banks including: MUFG Bank, Ltd./MUFG Union Bank N.A., as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, and Security Agent; Bank of America, N.A. as Joint Lead Arranger, Joint Bookrunner and Syndication Agent; Wells Fargo Securities, LLC/Wells Fargo Bank, National Association as Joint Lead Arranger, Joint Bookrunner and Documentation Agent; and U.S. Bank National Association, City National Bank, and The Huntington National Bank as Senior Managing Agents.

This Credit Facility refinances the loans outstanding under and replaces the Company’s existing Third Amended and Restated Credit Agreement, dated as of April 20, 2016. The new Credit Facility is available to finance the acquisition of aircraft, aircraft engines and related equipment, as well as for general working capital purposes.

The Credit Facility provides a $1.0 billion revolving credit facility for a term of five years and is secured by substantially all of the Company’s assets.  Total availability under the Credit Facility is subject to a borrowing base calculation that includes specified percentages of the net book value of eligible aircraft engines, airframes, related equipment and other fixed assets ancillary to the service of aircraft or engines.

At the Company’s option, loans under the Credit Facility will bear interest at either the base rate or LIBOR, plus, in each case, an applicable interest margin.  The base rate will be equal to the highest of (1) the “Reference Rate” of MUFG Bank, Ltd., as published from time to time, (2) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, and (3) the one-month LIBOR rate plus 1.00%.  The applicable margin for loans under the Credit Facility ranges from 0.375% to 1.50% per annum in the case of base rate loans and from 1.375% to 2.50% in the case of LIBOR loans, in each case based upon the Leverage Ratio (as defined in the Credit Facility) for the Company and its subsidiaries. The initial applicable margin for loans under the Credit Facility will be 0.375% in the case of base rate loans, and 1.375% in the case of LIBOR loans.

The Credit Facility contains certain usual and customary affirmative and negative covenants which include, among others: financial covenants and limitations on liens; additional indebtedness; further negative pledges; investments; payment of dividends; mergers; and restricted payments.  The financial covenants include maintenance of a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio and a minimum unconsolidated (parent company) interest coverage ratio. The Credit Facility also contains usual and customary events of default, including, among others:  non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; material adverse changes; and change in control.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by this by reference.

Item 7.01              Regulation FD Disclosure

On June 10, 2019, WLFC issued a press release announcing its entry into the Amended Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01              Financial Statements and Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release issued by Willis Lease Finance Corporation, dated June 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by its undersigned duly authorized officer.

Dated: June 10, 2019

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Senior Vice President and Chief Financial Officer